Exhibit 3.1

THIRD AMENDED AND RESTATED

BYLAWS

OF

JARDEN CORPORATION

Article One

Capital Stock

Section A. Classes of Stock. The capital stock of the corporation shall consist of shares of such kinds and classes, with such designations and such relative rights, preferences, qualifications, limitations and restrictions, including voting rights, and for such consideration as shall be stated in or determined in accordance with the Restated Certificate of Incorporation and any amendment or amendments thereof, or the Delaware General Corporation Law (the “DGCL”). Consistent with the DGCL, capital stock of the corporation owned by the corporation may be referred to and accounted for as treasury stock.

Section B. Certificates for Shares; Uncertificated Shares. The shares of the corporation may be represented by certificates or uncertificated as provided for in the DGCL.

(a) Certificates for Shares. To the extent shares are represented by a certificate, such share certificates shall be consecutively numbered as issued and shall be signed by the chief executive officer, president or a vice president and the corporate secretary or any assistant secretary of the corporation.

(b) Uncertificated Shares. Shares of the corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the corporation. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

Section C. Transfer of Shares. Shares of the corporation shall be transferable in the manner prescribed by applicable law and in these bylaws. The shares of the capital stock represented by certificates of the corporation shall be transferred only on the books of the corporation by the holder thereof, or by his attorney-in-fact, upon the surrender and cancellation of the stock certificate, whereupon a new certificate shall be issued to the transferee. Transfers of uncertificated shares shall be made on the books of the corporation only by the record holder thereof, or by an attorney-in-fact, upon presentation of proper evidence of authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. The board of directors shall have the right to appoint and employ one or more stock registrars and/or transfer agents in the State of Delaware or in any other state. No transfer of shares shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

Section D. Lost Stock Certificates. The board of directors of the corporation may determine the conditions for issuing a new stock certificate or, at the request of the holder, substitute stock in uncertificated form, in place of one which is alleged to have been lost, stolen, or destroyed, or the board of directors may delegate such power to any officer or officers of the corporation. In their discretion, the board of directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

Section E. Regulations. The board of directors may make such additional rules and regulations as it may deem expedient, and not inconsistent with these Amended and Restated Bylaws, concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the corporation.

Article Two

Stockholders

Section A. Annual Meetings. The regular annual meeting of the stockholders of the corporation shall be held on the fourth Wednesday in April of each year, or on such other date within a reasonable interval after the close of the corporation’s last fiscal year as may be designated from time to time by the board of directors, for the election of the directors of the corporation, and for the transaction of such other business as is authorized or required to be transacted by the stockholders.

Section B. Special Meetings. Special meetings of the stockholders may be called by the chief executive officer or by the board of directors or as otherwise may be required by law.

Section C. Time and Place of Meetings. All meetings of the stockholders shall be held at the principal office of the corporation or at such other place within or without the State of Delaware and at such time as may be designated from time to time by the board of directors.

Section D. Notice of Business. No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section D of this Article Two and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complied with the notice procedures set forth in this Section D of this Article Two.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholders, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal, and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedure set forth in this Section D of this Article Two, provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section D of this Article Two shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Article Three

Directors

Section A. Number and Terms of Office. The business of the corporation shall be controlled and managed in accordance with the DGCL by a board of ten directors which, except as set forth below, shall be divided into classes. One class (Class I) shall consist of four (4) directors, one class (Class II) shall consist of three (3) directors and one class (Class III) shall consist of three (3) directors. Notwithstanding the foregoing, at the Annual Meeting of Stockholders to be held in each of 2015 and in 2016, the class of directors standing for election shall be elected for a term expiring at the Annual Meeting of Stockholders to be held in 2017. Commencing with the Annual Meeting of Stockholders in 2017, the classification of the directors shall cease and at such Annual Meeting and each Annual Meeting of Stockholders thereafter, the directors shall be elected for terms expiring at the next succeeding Annual Meeting of Stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.

Section B. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Restated Certificate of Incorporation including the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the board of directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the board of directors (or any duly authorized committee thereof), or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section B of this Article Three and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section B of this Article Three.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an Annual Meeting or Special Meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section B of this Article Three, except as may be otherwise provided in the Restated Certificate of Incorporation of the Corporation. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section C. Eligibility. No person shall be eligible for election or reelection as a director after having attained the age of seventy prior to or on the day of election or reelection, unless otherwise approved by the board of directors.

An employee director, other than the executive chairman, vice chairman or chief executive officer, shall resign from the board of directors at the time of any reduction in responsibility or upon termination of employment for whatever reason.

A director who was executive chairman, vice chairman or chief executive officer of the corporation and whose employment was terminated for whatever reason, other than retirement, shall resign from the board of directors upon such termination. A director who is a past executive chairman, vice chairman or chief executive officer of the corporation shall resign from the board of directors if another director who is the then current executive chairman, vice chairman or chief executive officer ceases to be such officer but continues as a director. The board of directors may, at its option, accept or reject such resignations.

A non-employee director shall advise the board of directors on a timely basis of any reduction in responsibility with the director’s then current employer, except for retirement, or change in employer for which such director was engaged when most recently appointed, elected or reelected as a director and shall resign from the board of directors. The board of directors may, at its option, accept or reject such resignation.

Section D. Chairman of the Board. The chairman of the board shall be chosen from among the directors and shall preside at all meetings of the board of directors and stockholders. He shall confer from time to time with members of the board and the officers of the corporation and shall perform such other duties as may be assigned to him by the board. Except where by law the signature of the chief executive officer is required, the chairman of the board shall possess the same power as the chief executive officer to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the board of directors. Unless designated as an executive chairman pursuant to Section B of Article Four of these bylaws, the chairman of the board shall not be considered an officer of the Corporation, although nothing contained in these bylaws shall preclude any officer of the Corporation from serving in the additional capacity of chairman of the board.

Section E. Regular Meetings. The regular annual meeting of the board of directors shall be held immediately after the adjournment of each annual meeting of the stockholders, or at such other time as may be designated by the board of directors. Regular quarterly meetings of the board of directors shall be held on the third Thursday of January, April, July and October of each year, or on such date as may be designated from time to time by the board of directors.

Section F. Special Meetings. Special meetings of the board of directors may be called at any time by the chairman of the board or by the board, by giving to each director an oral or written notice setting the time, place and purpose of holding such meetings.

Section G. Time and Place of Meetings. All meetings of the board of directors shall be held at the principal office of the corporation, or at such other place within or without the State of Delaware and at such time as may be designated from time to time by the board of directors.

Section H. Notices. Any notice, of meetings or otherwise, which is given or is required to be given to any director may be in the form of oral notice.

Section I. Committees. The board of directors is expressly authorized to create committees and appoint members of the board of directors to serve on them, as follows:

(1) Temporary and standing committees, including an executive committee, and the respective chairmen thereof, may be appointed by the board of directors, from time to time. The board of directors may invest such committees with such powers and limit the authority of such committees as it may see fit, subject to conditions as it may prescribe. The executive committee shall consist of three or more members of the board.

All other committees shall consist of one or more members of the board. All committees so appointed shall keep regular minutes of the transactions of their meetings, shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the board of directors at its next meeting. Within its area of responsibility, each committee shall have and exercise all of the authority of the board of directors, except as limited by the board of directors or by law, and shall have the power to authorize the execution of an affixation of the seal of the corporation to all papers or documents which may require it.

(2) Neither the designation of any of the foregoing committees or the delegation thereto of authority shall operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

Section J. Loans to Directors. Except as consistent with the DGCL, the corporation shall not lend money to or guarantee the obligation of any director of the corporation.

Article Four

Officers

Section A. Election and Term of Office. The officers of the corporation shall be elected by the board of directors at the regular annual meeting of the board, unless the board shall otherwise determine, and shall consist of a chief executive officer, a president (only if the board of directors has determined to appoint a president), one or more vice presidents (any one or more of whom may be designated “corporate,” “executive,” “senior,” “group” or other functionally described vice president), a corporate secretary, a treasurer and, if so elected by the board, may include a vice-chairman of the board of directors and one or more assistant secretaries and assistant treasurers. The board of directors may, from time to time, designate a chief operating officer and a chief financial officer from among the officers of the corporation. Each officer shall continue in office until his successor shall have been duly elected and qualified or until removed in the manner hereinafter provided. Vacancies occasioned by any cause in any one or more of such offices may be filled for the unexpired portion of the term by the board of directors at any regular or special meeting of the board.

Section B. Executive Chairman. The board of directors may, by resolution adopted by an affirmative majority of the board, designate the chairman of the board as the executive chairman and an officer of the Corporation. The executive chairman (if any) shall (i) if present, preside at all meetings of the board of directors and of the stockholders, (ii) have the power to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the board of directors, (iii) have and perform such other powers and duties as may be prescribed by the board of directors or these bylaws and (iv) shall serve at the pleasure of the board of directors. During the time of any vacancy in the office of chief executive officer or in the event of the absence or disability of the chief executive officer, the executive chairman (if any) shall have the duties and powers of the chief executive officer unless otherwise determined by the board of directors.

Section C. Vice-Chairman of the Board. The vice-chairman of the board, if elected, shall be chosen from among the board of directors and shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and directors. He shall have and exercise the powers and duties of the chairman of the board in the event of the chairman’s absence or inability to act or during a vacancy in the office of chairman of the board. He shall possess the same power as the chairman to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the board of directors. He shall also have such other duties and responsibilities as shall be assigned to him by the board of directors or chairman of the board. During the absence or disability of the chief executive officer, in the event of the absence or disability of the executive chairman, the vice chairman of the board shall act as the chief executive officer of the Corporation and shall exercise all the powers and discharge all the duties of the chief executive officer.

Section D. The Chief Executive Officer. The chief executive officer shall be responsible for the general supervision of the affairs of the corporation. The chief executive officer and his duties shall be subject to the control of the board of directors and, if the chairman of the board has been designated executive chairman, to the control of the executive chairman. The chief executive officer shall have the power to sign and execute all deeds, mortgages, bonds, contracts and other instruments of the corporation as authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly designated by the board of directors or by these bylaws to some other officer, official or agent of the corporation. The chief executive officer shall perform all duties incident to the office of chief executive officer and such other duties as are properly required of him by the bylaws, the board of directors and, if the chairman of the board has been designated executive chairman, the executive chairman. During the absence or disability of the chairman of the board and the vice-chairman of the board, the chief executive officer shall exercise all the powers and discharge all the duties of the chairman of the board.

Section E. The President. The president shall possess the same power as the chief executive officer to sign all certificates, contracts and other instruments of the corporation which may be authorized by the board of directors, except where by law the signature of the chief executive officer is required. The president shall perform such duties as may from time to time be assigned to him by the board of directors, the chairman of the board and the chief executive officer. In the event of the absence or disability of the chief executive officer, and at the request of the chairman of the board, or in his absence or disability, at the request of the vice-chairman of the board, or in his absence or disability at the request of the board of directors, the president shall perform all of the duties of the chief executive officer, and when so acting he shall have all of the powers of and be subject to the restrictions upon the chief executive officer and shall act as a member of, or as a chairman of, any standing or special committee of which the chief executive officer is a member or chairman by designation or ex officio.

Section F. The Vice Presidents. The vice presidents shall possess the same power as the chief executive officer to sign all certificates, contracts and other instruments of the corporation which may be authorized by the board of directors, except where by law the signature of the chief executive officer is required. All vice presidents shall perform such duties as may from time to time be assigned to them by the board of directors, the chairman of the board, the chief executive officer and the president. In the event of the absence or disability of the president, and at the request of the chairman of the board, or in his absence or disability, at the request of the vice-chairman of the board, or in his absence or disability at the request of the board of directors, the vice presidents in the order designated by the chairman of the board, or in his absence or disability by the vice-chairman of the board, or in his absence or disability by the board of directors, shall perform all of the duties of the president, and when so acting they shall have all of the powers of and be subject to the restrictions upon the president and shall act as a member of, or as a chairman of, any standing or special committee of which the president is a member or chairman by designation or ex officio.

Section G. The Corporate Secretary. The corporate secretary of the corporation shall:

(1) Keep the minutes of the meetings of the stockholders and the board of directors in books provided for that purpose.

(2) See that all notices are duly given in accordance with the provisions of these bylaws and as required by law.

(3) Be custodian of the records and of the seal of the corporation and see that the seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws.

(4) Keep a register of the post office address of each stockholder, which shall be furnished to the corporate secretary at his request by such stockholder, and make all proper changes in such register, retaining and filing his authority for all such entries.

(5) See that the books, reports, statements, certificates and all other documents and records required by law are properly kept, filed and authenticated.

(6) In general, perform all duties incident to the office of corporate secretary and such other duties as may from time to time be assigned to him by the board of directors.

(7) In case of absence or disability of the corporate secretary, the assistant secretaries, in the order designated by the chief executive officer, shall perform the duties of corporate secretary.

Section H. The Treasurer. The treasurer of the corporation shall:

(1) Give bond for the faithful discharge of his duties if required by the board of directors.

(2) Have the charge and custody of, and be responsible for, all funds and securities of the corporation, and deposit all such funds in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws.

(3) At all reasonable times, exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation a majority of whose stock is owned by the corporation, to any of the directors of the corporation upon application during business hours at the office of this corporation or such other corporation where such books and records are kept.

(4) Render a statement of the conditions of the finances of the corporation at all regular meetings of the board of directors, and a full financial report at the annual meeting of the stockholders, if called upon so to do.

(5) Receive and give receipts for monies due and payable to the corporation from any source whatsoever.

(6) In general, perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the board of directors.

(7) In case of absence or disability of the treasurer, the assistant treasurers, in the order designated by the chief executive officer, shall perform the duties of treasurer.

Article Five

Corporate Seal

The board of directors shall provide a suitable seal, bearing the name of the corporation, which shall be in the charge of the Secretary. The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

Article Six

Amendment

These bylaws may be altered, added to, amended or repealed by the board of directors of the corporation at any regular or special meeting thereof.

Article Seven

Indemnification

Section A. Indemnification. The corporation shall indemnify each person who is or was a director, officer or employee of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, to the fullest extent permitted by the DGCL as the same now exists or may hereafter be amended (but in the case of any such amendment only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL permitted the corporation to provide prior to such amendment).

Any indemnification pursuant to this Article Seven shall be (unless ordered by a court) paid by the corporation within sixty (60) days of such request unless the corporation shall have determined by (a) the board of directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, (b) outside legal counsel engaged by the corporation (who may be regular counsel of the corporation) and who delivers to the corporation its written opinion, or (c) a court of competent jurisdiction, that indemnification is not proper under the circumstances because such person has not met the necessary standard of conduct in accordance with DGCL; provided, however, that following a Change in Control of the Corporation, with respect to all matters thereafter arising out of acts, omissions or events prior to the Change in Control of the Corporation concerning the rights of any person seeking indemnification hereunder, such determination shall be made by special independent counsel selected by such person and approved by the corporation (which approval shall not be unreasonably withheld), which counsel has not otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for such person or for the corporation or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the corporation (whether or not they were affiliates when services were so performed) (“Independent Counsel”). Unless such person has theretofore selected Independent Counsel pursuant to this Article Seven, Section A and such Independent Counsel has been approved by the corporation, legal counsel approved by a resolution or resolutions of the board of directors prior to a Change in Control of the Corporation shall be deemed to have been approved by the Corporation as required. Such Independent Counsel shall determine as promptly as practicable whether and to what extent such person would be permitted to be indemnified under applicable law and shall render its written opinion to the Corporation and such person to such effect; provided that such independent counsel shall find that the standard for indemnification has been met by such person unless indemnification is clearly precluded under these Bylaws or the DGCL. The corporation agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Article Seven or its engagement pursuant hereto.

For purposes of this Article Seven, a “Change in Control of the Corporation” shall be deemed to have occurred upon the first to occur of the following events:

(i) any “person,” as such term is used in Sections 13 (d) and 14(d) of the Exchange Act (other than the corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the corporation or any subsidiary of the corporation, or any corporation owned, directly or indirectly, by the stockholders of the corporation in substantially the same proportions as their ownership of stock of the corporation), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the corporation representing 30 percent or more of the combined voting power of the corporation’s then outstanding securities;

(ii) at any time during any period of two consecutive years, individuals, who at the beginning of such period constitute the board of directors, and any new director (other than a director designated by a person who has entered into an agreement with the corporation to effect a transaction described in subsection (i), (iii) or (iv) of this Section 7.4) whose election by the board of directors or nomination for election by the corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

(iii) the stockholders of the corporation approve a merger or consolidation of the corporation with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the corporation or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the corporation (or similar transaction) in which no person acquires 50 percent or more of the combined voting power of the corporation’s then outstanding securities; or

(iv) the stockholders of the corporation approve a plan of complete liquidation of the corporation or an agreement for the sale or disposition by the corporation of all or substantially all of the corporation’s assets.

Section B. Expenses. Expenses, including attorneys’ fees, incurred by a person referred to in Section A of this Article Seven in defending or otherwise being involved in a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the “Undertaking”) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

Section C. Right of Claimant to Bring Suit. If a claim for indemnification is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation or if expenses pursuant to Section B hereof have not been advanced within ten (10) days after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. (If the claimant is successful, in whole or in part, in such suit or any other suit to enforce a right for expenses or indemnification against the corporation or any other party under any other agreement, such claimant shall also be entitled to be paid the reasonable expense of prosecuting such claim.) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed. After a Change in Control, the burden of proving such defense shall be on the corporation, and any determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant had not met the applicable standard of conduct required under the DGCL shall not be a defense to the action nor create a presumption that claimant had not met such applicable standard of conduct.

Section D. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement vote of stockholders or disinterested directors or otherwise. The board of directors shall have the authority, by resolution, to provide for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

Section E. Insurance. The corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL.

Section F. Enforceability. The provisions of this Article Seven shall be applicable to all proceedings commenced after its adoption, whether such proceedings arise out of events, acts, omissions or circumstances which occurred or existed prior or subsequent to such adoption. The rights conferred upon any person who serves or agrees to serve in any capacity which entitles him or her to indemnification and expense advancement under this Article Seven shall be contract rights and such rights shall be deemed to have vested in such person upon commencement of such service and shall continue as to any such person who has ceased to serve in such capacity, and shall inure to the benefit of such person’s heirs, executors and administrators. Any amendment, alteration, repeal or other modification of this Article Seven (including this Section F) that adversely affects any right of any person who serves or agrees to serve in any capacity which entitles him or her to indemnification and expense advancement under this Article Seven (or adversely affects any right of any such person’s heirs, executors and administrators under this Article Seven (including this Section F)) shall be prospective only and, without limiting, and in furtherance of, the foregoing, any amendment, alteration, repeal or other modification of this Article Seven (including this Section F) or the DGCL or any other applicable law shall not eliminate or limit any rights of indemnification and expense advancement then existing or arising out of events, acts, omissions or circumstances occurring or existing prior to such amendment, alteration, repeal or other modification, including, without limitation, the right to indemnification and expense advancement for proceedings commenced after such amendment, alteration, repeal or other modification to enforce the provisions of this Article Seven (including this Section F) with regard to events, acts, omissions or circumstances occurring or existing prior to such amendment, alteration, repeal or other modification.

Section G. Severability. If this Article Seven or any portion hereof shall invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article Seven that shall not have been invalidated and to the full extent permitted by applicable law.